EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Rgistration Statement on Form S-8 (No. 333-31600) of BellSouth Corporation of our report dated June 10, 2002 relating to the financial statements of the BellSouth Savings and Security Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
June 12, 2002

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